UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

THQ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Asset Purchase Agreement
On December 19, 2012, THQ Inc. (the “Company”) and its subsidiaries Volition, Inc. (“Volition”), THQ Wireless Inc. (“Wireless”), THQ Digital Studios Phoenix, Inc. (“Phoenix”), and Vigil Games, Inc. (“Vigil” and, together with the Company, Volition and Wireless, the “Sellers”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Space Investors LLC (“Space Investors”), pursuant to which Space Investors agreed to acquire substantially all of the Sellers' assets and certain liabilities, including the Company's four owned studios and games in development, for an aggregate purchase price of approximately $60 million, including a new $10 million note. Space Investors is a newly formed entity which is an affiliate of Clearlake Capital Group, L.P. (“Clearlake”). Clearlake has also made a proposal to the Company to provide certain debtor-in-possession financing, as described below.
The Asset Purchase Agreement is subject to a number of closing conditions, including, among others, (i) the approval by the Bankruptcy Court (as defined below) in the Chapter 11 Filing (as defined below) commenced by the Company, as described in Item 1.03 of this Current Report; (ii) the accuracy of representations and warranties of the parties; and (iii) material compliance with the obligations set forth in the Asset Purchase Agreement.
The asset purchases pursuant to the Asset Purchase Agreement are expected to be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures and receipt of a higher and better bid at auction (the “Auction”). Upon entry by the Bankruptcy Court, the bidding procedures order will provide that Space Investors is the “stalking horse” bidder for the assets identified in the Asset Purchase Agreement. The Asset Purchase Agreement calls for the Sellers to pay a break-up fee to Space Investors equal to approximately $1.75 million in certain circumstances, including the consummation of an alternative transaction involving the sale of a material portion of Sellers' assets to any person or entity other than Space Investors. The Asset Purchase Agreement, subject to Bankruptcy Court approval, also provides for the reimbursement of specified expenses of Space Investors incurred in connection with the Asset Purchase Agreement.
DIP Credit Agreement
In conjunction with the Asset Purchase Agreement and the Chapter 11 Filing described in Item 1.03 of this Current Report, the Company has received a proposal from Clearlake and Wells Fargo Capital Finance, LLC, for $37.5 million in debtor in possession financing (the “DIP Credit Agreement”) to support the Company's continued operations during the pendency of the bankruptcy case. The DIP Credit Agreement will be comprised of (i) an asset based revolving credit facility providing for up to $27.5 million aggregate principal amount of revolving loans and other financial accommodations and (ii) a term loan facility providing a $10.0 million term loan. It is also subject to Bankruptcy Court approval.
Maturity
The maturity date of the DIP Credit Agreement is January 15, 2013, subject to shortening as a result of the occurrence of any event of default.

Interest, Security and Guarantees
Interest on the revolving credit component of the DIP Credit Agreement will be payable in cash at a per annum rate equal to LIBOR plus 400 basis points or Base Rate plus 250 basis points. Interest on the term loan component of the DIP Credit Agreement will be payable-in-kind at a per annum rate equal to 15.0%. Subject to certain carve-outs and exceptions, the Company's obligations under the DIP Credit Agreement are secured by all pre-petition and post-petition assets of the Sellers. Volition, Vigil, Phoenix and Wireless have guaranteed the debt under the DIP Credit Agreement and pledged substantially all of their assets to secure that guarantee.
Other Terms and Conditions
The DIP Credit Agreement includes customary provisions, including, among others, certain representations and warranties, affirmative and negative covenants and events of default. Additionally, funding under the DIP Agreement requires that the Company comply on a pro forma basis with an approved budget which must be approved by the Bankruptcy Court through interim and final orders. Failure to comply with the approved budget is an event of default under the DIP Credit Agreement.
The DIP Credit Agreement further requires the Company to pay an upfront commitment fee of 2% of the $27.5 million revolver commitment plus 2.5% of the $10 million term loan, and a fee of .5% per annum of the unused line for any amounts available under the DIP Credit Agreement which are not drawn commencing upon entry of the final order; as well as certain expense reimbursements.

Item 1.03	Bankruptcy or Receivership.
On December 19, 2012, the Company and its domestic subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filing therein, the “Chapter 11 Filing”). The Debtors have filed a motion with the Bankruptcy Court for entry of an order directing joint administration of the Debtors' chapter 11 cases (the “Chapter 11 Cases”) under the Company's caption and case number, In re: THQ Inc., et al. Case No. 12-13398. The Debtors plan to continue to operate their businesses as “debtors-in-possession” under jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
The Company's shareholders are cautioned that trading in shares of the Company's common stock during the pendency of the Chapter 11 Filing will be highly speculative and will pose substantial risks. Trading prices for the Company's common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company's Chapter 11 Filing. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.
On December 19, 2012, the Company issued a press release relating to the Chapter 11 Filing, a copy of which is filed herewith as Exhibit 99.1.
Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation             or an Obligation under an Off-Balance Sheet Arrangement.
The Chapter 11 Filing constituted an event of default or otherwise triggered the acceleration of (or the right to accelerate) repayment obligations under a number of prepetition instruments and agreements relating to the Debtors (the “Debt Documents”). As a result, all debt outstanding (including, but not limited to, any accrued and unpaid interest thereon) under the Debt Documents became (or may become)

immediately due and payable, subject to the applicable provisions of the Bankruptcy Code. Any efforts by creditors to enforce the repayment obligations under the Debt Documents are stayed as a result of the Chapter 11 Cases and are subject to the applicable provisions of the Bankruptcy Code. The approximate principal amount of debt currently outstanding under certain of the Debt Documents, the acceleration of which is material to the Company, is as follows:

1.	$18.8 million outstanding under the Credit Agreement, dated as of September 23, 2011, by and between the Company and Wells Fargo Capital Finance, LLC.

2.	$100.0 million of 5.00% convertible senior notes issued pursuant to that Indenture, dated as of August 4, 2009, by and between the Company and Wilmington Trust, N.A., as Trustee.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 19, 2012, the Company received a notice from The Nasdaq Stock Market notifying it that the Staff of The Nasdaq Stock Market had determined to delist the Company's common stock based on the following factors: (i) the Chapter 11 Filing and associated public interest concerns raised by it, (ii) concerns regarding the residual equity interest of the existing listed securities holders, and (iii) concerns about the Company's ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market, specifically that the Company has not maintained a minimum Market Value of Publicly Held Shares (“MVPHS”) of $15 million for 30 consecutive trading days in compliance with Nasdaq Listing Rule 5450(b)(3)(C). Unless the Company appeals the determination, trading in the Company's common stock will be suspended at the opening of business on December 28, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company's common stock from listing and registration on The NASDAQ Stock Market. The Company does not intend to appeal the delisting determination.
On December 19, 2012, the Company received a second notice from The Nasdaq Stock Market indicating that the Company did not meet the minimum MVPHS requirement of $15 million for continued listing as set forth in Nasdaq Listing Rule 5450(b)(3)(C). Nasdaq Listing Rules provide for a compliance period of 180 calendar days in which to regain compliance. As noted above, the Company does not intend to appeal the delisting determination described above and therefore does not intend to take any action seeking to regain compliance in connection with the second Nasdaq notice.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Title
99.1	Press release dated December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: December 19, 2012	Name:	Edward L. Kaufman,
	Title:	Executive Vice President, Business and Legal Affairs

EXHIBIT INDEX

Exhibit No.	Title
99.1	Press release dated December 19, 2012.